EXHIBIT A

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Annual Report on Form 11-K for The Titan Corporation Consolidated Retirement Plan into the Titan Corporation's previously filed Registration Statement File No. 33-4041 for the Plan.

                                ARTHUR ANDERSEN LLP


San Diego, California
June 27, 2000